Exhibit 99.1

Workhorse Secures $70 Million Financing from Institutional Investor

Strong Balance Sheet Will Enable Company to Accelerate Production

CINCINNATI, June 30, 2020 /PRNewswire/ – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, has entered into a financing agreement for a $70 million Senior Secured Convertible Note (the “Note”) with a single institutional investor. The proceeds will be used for current operating working capital to finance the production of trucks and other general corporate purposes.

The Note will rank pari passu with Workhorse’s Senior Secured Convertible Note issued in December 2019 and senior to all other debt and is convertible into common stock by the investor at $19.00 per share, or 131% of the closing price of Workhorse’s common stock on June 29, 2020. The Note matures on July 1, 2023 and contains a 4.5% annualized coupon to be paid quarterly in either cash or stock beginning October 1, 2020. In addition, Workhorse may be required to redeem up to $3.5 million of principal in monthly installments in either cash or stock beginning October 1, 2020.

“With this note in place, we have much greater financial flexibility to support our current and future production needs,” said Workhorse CEO Duane Hughes. “Heading into the second half of the year, we’ll be looking to meet our previously stated annual delivery target, which should have us in a strong position to accelerate our production ramp into 2021. Successful vehicle production and delivery should also lead to additional orders as we demonstrate our ability to meet our current demand and provide road-ready last-mile delivery EVs.”

Workhorse CFO Steve Schrader added: “This financing will also allow us to continue to pursue a credit revolver, which we believe is the best financing vehicle for ramping up production. We expect these proceeds to provide corporate operating funds for the foreseeable future.”

For additional details regarding the agreement, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on June 30, 2020.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release includes forward-looking statements.  These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Mike Dektas
Creative Storm PR
513-266-3590

mike@creativestorm.com

Workhorse Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com